UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
March 11, 2008
Date of Report (Date of Earliest Event Reported)
FTD Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-32425 (Commission File Number)	87-0719190 (I.R.S. Employer Identification Number)
3113 Woodcreek Drive
Downers Grove, Illinois 60515-5420
(Address of principal executive offices, including zip code)
(630) 719-7800
(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On March 11, 2008, John M. Baumer resigned as a director of FTD Group, Inc. (the “Company”) and any of its subsidiaries of which he is a director, effective immediately prior to the meeting of the Company’s Board of Directors (the “Board”) on that same day. Mr. Baumer resigned in order to facilitate the Company’s compliance with the New York Stock Exchange (the “NYSE”) requirement that the Company have a majority of independent directors within one year of ceasing to be a controlled company.
Upon Mr. Baumer’s resignation, the Board determined, pursuant to Article III, Section 1 of the Company’s Second Amended and Restated Bylaws, to reduce the number of directors from ten to nine. The Board also determined that Robert S. Apatoff is independent of the Company and its management under the standards set forth in the Company’s Corporate Governance Guidelines and the NYSE listing standards. As a result of these changes, the Company has a majority of independent directors as of March 11, 2008.
In addition, the Board determined that the Company’s Compensation Committee would consist of Mr. Apatoff, Adam M. Aron and Thomas M. White. Mr. White will serve as chair of the Committee.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FTD Group, Inc.
By:	/s/ BECKY A. SHEEHAN
Becky A. Sheehan
Chief Financial Officer

Date: March 12, 2008